As filed with the Securities and Exchange Commission on December 18, 2002

                                                  1933 Act File No. 33-
                                                  1940 Act File No. 811-05617
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 10549

                                    FORM N-2

                          (CHECK ALL APPROPRIATE BOXES)

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Pre-Effective Amendment No. ____
                        Post-Effective Amendment No. ____

                                     and/or

       [X] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                               [X] Amendment No. 9

                             THE R.O.C. TAIWAN FUND
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               (Exact name of Registrant as Specified in Charter)


                                   17th Floor
                             167 Fu Hsing North Road
                                 Taipei, Taiwan
                                Republic of China
            ---------------------------------------------------------
                     (Address of Principal Executive Offices
                    (Number, Street, City, State, Zip Code))


                                 1-800-343-9567
            ---------------------------------------------------------
              (Registrant's Telephone Number, including Area Code)

                               Patricia Baronowski
                         Citigate Financial Intelligence
                            1440 Broadway, 16th Floor
                            New York, New York 10018
            ---------------------------------------------------------
            (Name and Address (Number, Street, City, State, Zip Code)
                             of Agent for Service)

                                    COPY TO:

            Marc E. Perlmutter, Esq.                  Edwin C. Laurenson, Esq.
    Paul, Weiss, Rifkind, Wharton & Garrison             Baker & MacKenzie
          1285 Avenue of the Americas                     805 Third Avenue
         New York, New York 10019-6064                New York, New York 10022
                  212-373-3000                              212-751-5700


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                                EXPLANATORY NOTE

         This filing is made solely for the purpose of filing as an Exhibit the Amended and Restated By-Laws of The R.O.C. Taiwan Fund (the "Trust"). The Amended and Restated By-Laws incorporate recent amendments to the Trust's By-Laws adopted by the Board of Trustees of the Trust. At the meeting of the Board of Trustees held on September 13, 2002, the Board approved amendments to the By-Laws regarding the timing for making a determination of fair valuation of the securities held in the Trust's portfolio (by amending Section 1 of Article 12 of the By-Laws) and the establishment and description of the position of Chief Executive Officer of the Trust (by amending Sections 2 and 4 of Article 6 of the By-Laws, adding a new Section 6 of Article 6 of the By-Laws and renumbering Sections 6, 7, 8, 9, 10 and 11 as Sections 7, 8, 9, 10, 11 and 12 of
Article 6 of the By-Laws). At the meeting of the Board of Trustees held on December 10, 2002, the Board approved amendments to the By-Laws regarding the submission of shareholder proposals at a shareholders meeting (by amending
Section 2 of Article 3 of the By-Laws) and the nomination of Trustees by shareholders (by adding a new Section 9 of Article 3 of the By-Laws).

                                     PART C

                                OTHER INFORMATION

Item 24.  Financial Statements and Exhibits

(2)  Exhibits

         (b)  Amended and Restated By-Laws filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taipei, Republic of China on the 18th day of December, 2002.

                                      THE R.O.C. TAIWAN FUND

                                      By:  /s/ Michael Ding
                                           ---------------------
                                           Michael Ding
                                           Trustee and President